UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth below in Item 3.02 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

On January 21, 2015, Aldeyra Therapeutics, Inc. (“Aldeyra”) completed a private placement, pursuant to a Purchase Agreement dated as of January 20, 2015, for the issuance and sale of 211,528 shares of Aldeyra’s common stock, at a purchase price of $9.33 per share, and a warrant to purchase up to 211,528 shares of common stock, at a price of $0.125 per share subject to the warrant, to an accredited investor (the “Purchaser”), for gross proceeds of approximately $2.0 million.

The exercise price of the warrant is $9.50 per share. The warrant does not include a net-exercise feature. The warrant will expire on January 21, 2018, three years after the date on which it was issued. Prior to the expiration of the warrant, Aldeyra shall have the option, subject to the conditions set forth therein, to redeem the warrant then outstanding for $0.001 per share of common stock issuable upon exercise of the warrant provided that (i) there is an effective registration statement covering the resale of the shares issuable upon exercise of the warrant, (ii) the closing bid price of Aldeyra’s common stock for each of the 15 consecutive trading days prior to the date of the notice of redemption is at least $20.00, and (iii) the average trading volume Aldeyra’s common stock during such 15 consecutive trading day period is at least 50,000 shares per day. Following Aldeyra’s notification to the Purchaser of its exercise of the redemption right under the warrant, the Purchaser will have the option to exercise the warrant prior to the redemption date rather than having it redeemed.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by Aldeyra for working capital and general corporate purposes.

Aldeyra has agreed, pursuant to the terms of a registration rights agreement with the Purchaser, to (i) file a registration statement with respect to the resale of the shares of its common stock sold to the Purchaser and shares of its common stock issuable upon exercise of the warrants with the SEC within the sooner of 75 days after the closing date; (ii) use its commercially reasonable best efforts to have the registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 120 days after the closing date (or 150 days in the event of a full review of the shelf registration statement by the SEC); and (iii) keep the registration statement effective until all registrable securities may be sold pursuant to Rule 144 under the Securities Act of 1933, without the need for current public information or other restriction. If Alderya is unable to comply with any of the above covenants, it will be required to pay liquidated damages to the Purchaser in the amount of 1% of the Purchaser’s purchase price per month until such non-compliance is cured, with such liquidated damages payable in cash. If and to the extent the SEC imposes a registration cut-back on some or all of the shares to be included in the registration statement pursuant to Rule 415, no liquidated damages will apply to the cut-back shares until they can be registered.

The common stock, warrant and common stock issuable upon exercise of the warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Copies of the warrant and registration rights agreement are filed herewith as Exhibits 4.5 and 10.45, and are incorporated herein by reference. The form of the Purchase Agreement was previously filed as Exhibit 10.44 to Alderya’s current report on Form 8-K dated January 20, 2015. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

On January 22, 2015, Aldeyra issued a press release announcing the closing of the private placement which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:

4.5	Form of Warrant to Purchase Common Stock of Aldeyra Therapeutics, Inc.

10.44	Form of Purchase Agreement dated January 20, 2015 (Filed as an exhibit to Aldeyra’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2015 and incorporated herein by reference.)

10.45	Form of Registration Rights Agreement, dated as of January 21, 2015

99.1	Press Release of Aldeyra Therapeutics, Inc. dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady, M.D., Ph.D.
	Name:	Todd C. Brady, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Dated: January 22, 2015